UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 28, 2008

VGTel, Inc.

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(Exact name of registrant as specified in its charter)

New York	4814	01-0671426
State or Other Jurisdiction of Incorporation of Organization	Primary Standard Industrial Code	(I.R.S. Employer Identification No.)

Ron Kallus, CEO
2 Ingrid Road
Setauket, NY 11733-2218
Tel: 631-458-1120

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities

On  May 28,  2008   the Registrant sold in a private placement  transaction an aggregate $24,000 of Series A Units of its securities, at a price of $.025 per unit.    Each Series A unit consists of One  share of the Company's Common stock,  One Series A Warrant, One Series B Warrant, One Series C Warrant and One Series D Warrant.  Each of the four series of warrants entitles the holder to purchase one share of the Company's Common Stock at an exercise price of $0.25 per Share.  The private placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were sold to accredited investors only.    The shares will bear a 144 Restrictive legend.  The Company has not offered Registration Rights to the subscriber.

              On May 28, 2008 the Registrant issued 674,000 shares for services rendered valued at $16,850  in lieu of cash.  The shares issued are restricted shares and are subject to Rule 144.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30 ,2008
VGTel, Inc.

By: /s/ Ron Kallus
Ron Kallus  Chief Executive Officer